                                                              Exhibit (g)(3)(ii)

                                     FORM OF
                                 AMENDMENT NO. 1

                                     TO THE

                  AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT


         AMENDMENT NO. 1, dated as of May 2, 2003 ("Amendment"), to the Amended and Restated Global Custody Agreement dated as of February 1, 2002 ("Agreement") by and between EQ Advisors Trust and JPMorgan Chase Bank.

         The parties hereto agree that Schedule C thereto is replaced in its entirety by Schedule C attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.



EQ ADVISORS TRUST                              JP MORGAN CHASE BANK



By:                                            By:
       -----------------------------                  --------------------------
Name:  Steven M. Joenk                         Name:  John Barry
Title: President                               Title: Vice President

                                   APPENDIX A

                             AMENDMENT NO. 1 TO THE

                  AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

                                   PORTFOLIOS*
                              CLASS IA AND CLASS IB
                              ---------------------

EQ/Alliance Common Stock Portfolio                             EQ/Evergreen Omega Portfolio
EQ/Aggressive Stock Portfolio                                    (fka Evergreen Portfolio)
  (fka Alliance Aggressive Stock Portfolio)                    EQ/FI Mid Cap Portfolio
EQ/Equity 500 Index Portfolio                                  EQ/FI Small/Mid Cap Value Portfolio
  (fka Alliance Equity Index Portfolio)                          (fka Warburg Pincus Small Company Value Portfolio)
EQ/Alliance Growth and Income Portfolio                        EQ/Janus Large Cap Growth Portfolio
EQ/High Yield Portfolio                                        EQ/J.P. Morgan Core Bond Portfolio
EQ/Alliance Intermediate Government Securities Portfolio         (fka JPM Core Bond Portfolio)
EQ/Alliance International Portfolio                            EQ/Lazard Small Cap Value Portfolio
EQ/Money Market Portfolio                                      EQ/Marsico Focus Portfolio
EQ/Alliance Quality Bond Portfolio                             EQ/Mercury Basic Value Equity Portfolio
EQ/Alliance Small Cap Growth Portfolio                           (fka Merrill Lynch Basic Value Equity Portfolio)
EQ/Alliance Premier Growth Portfolio                           EQ/MFS Emerging Growth Companies Portfolio
EQ/Alliance Technology Portfolio                               EQ/MFS Investors Trust Portfolio
EQ/Bernstein Diversified Value Portfolio                         (fka MFS Growth with Income Portfolio)
EQ/Balanced Portfolio                                          EQ/Emerging Markets Equity Portfolio
  (fka Alliance Balanced Portfolio)                            EQ/Putnam Growth & Income Value Portfolio
EQ/Calvert Socially Responsible Portfolio                      EQ/Putnam International Equity Portfolio
EQ/Capital Guardian International Equities Portfolio           EQ/Putnam Voyager Portfolio
EQ/Capital Guardian Research Portfolio                         EQ/Small Company Index Portfolio
EQ/Capital Guardian U.S. Equities Portfolio                      (fka BT Small Company Index Portfolio)


*Effective May 18, 2001, the EQ Advisors Trust Portfolio names will include
"EQ/".